UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2025

Maravai LifeSciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Succession

On June 22, 2025, the Board of Directors of Maravai LifeSciences Holdings, Inc. (the “Company”) appointed Rajesh Asarpota as Chief Financial Officer of the Company, effective June 30, 2025 (the “Effective Date”).

Mr. Asarpota will succeed Kevin Herde in the role. In order to enable a smooth transition of his role, Mr. Herde has agreed to provide consulting services to the Company in an advisory capacity, effective as of June 30, 2025 through January 31, 2026.

In connection with his departure from the Company, Mr. Herde will be entitled to receive the payments and benefits pursuant to Section 1(c)(i) of the Amended and Restated Employment Agreement, effective as of May 8, 2023, between him, the Company and Maravai Intermediate Holdings, LLC, subject to his timely execution and non-revocation of a separation agreement and customary release of claims.

Mr. Asarpota, age 58, most recently served as Chief Financial Officer of Augmedics, Inc., a medical technology manufacturer, from September 2021 to June 2025. Prior to that, he served as Chief Financial Officer of ApiJect Systems Corp., a medical technology company, from September 2020 to August 2021. Before that, Mr. Asarpota served as Chief Financial Officer of NuVasive, Inc., a medical device company, from September 2017 to December 2020. Prior to that, Mr. Asarpota served as Chief Financial Officer of Imaging Advantage, LLC, a radiology services company, Chief Financial Officer and Chief Operating Officer of Cole-Parmer Instrument Company, a lab equipment and supply manufacturer, and Chief Financial Officer and Principal Accounting Officer of Questcor Pharmaceuticals, Inc., as well as various executive or senior management positions at Life Technologies and General Electric Company.

There are no arrangements or understandings between Mr. Asarpota and any other person pursuant to which Mr. Asarpota was selected as Chief Financial Officer of the Company. There is no family relationship between Mr. Asarpota and any of the Company’s other directors or executive officers or other person nominated or chosen by the Company to become a director or executive officer of the Company. In addition, the Company is not aware of any transaction in which Mr. Asarpota has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Employment Agreement with Mr. Asarpota

In connection with his appointment as its Chief Financial Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Asarpota, effective as of June 30, 2025. Pursuant to the terms of the Employment Agreement, Mr. Asarpota is entitled to receive an annual base salary of $550,000 and an annual cash bonus with a target amount equal to 70% of his annual base salary. Additionally, Mr. Asarpota will receive a $200,000 cash sign-on bonus, payable by the Company within 30 days of the Effective Date, which sign-on bonus is subject to repayment by Mr. Asarpota in the event of the termination of his employment by the Company with “cause” or by him without “good reason” (with “cause” and “good reason” having the meanings set forth in the Employment Agreement) prior to the first anniversary of the Effective Date.

The Employment Agreement further provides that, on the Effective Date and subject in each case to the terms of the Company’s 2020 Omnibus Incentive Plan (the “Plan”) and the associated award agreement, Mr. Asarpota will be granted: (i) non-qualified stock options (“Options”) to purchase 333,333 shares of the Company’s Class A common stock, (ii) 500,000 restricted stock units (the “RSUs”) and (iii) 750,000 performance stock units (“PSUs” and, together with the Options and RSUs, the “Equity Awards”). The Options and RSUs will vest over a three-year period, with one-third of each award vesting on the first anniversary of the Effective Date and thereafter in 24 substantially equal monthly installments, generally subject to Mr. Asarpota’s continued employment through the applicable vesting date. The PSUs will vest based on achievement of volume-weighted average stock price hurdles as set forth in the award agreement, with achievement measured as of immediately prior to the third anniversary of the date of grant, generally subject to Mr. Asarpota’s continued employment. The vesting of the Equity Awards is subject to acceleration under certain circumstances as set forth in the applicable award agreement.

In the event of the termination of Mr. Asarpota’s employment by the Company without “cause” or by him for “good reason” (each, a “Qualifying Termination”, with “cause” and “good reason” having the meaning set forth in the Employment Agreement), the Employment Agreement provides for severance payments and benefits consisting of: (i) any earned but unpaid bonus for the fiscal year prior to the year in which termination occurs, (ii) a pro-rata portion of his annual bonus earned for the year in which termination occurs, (iii) the sum of his annual base salary plus target bonus for the year in which termination occurs, payable in substantially equal installments during the 12-month period following termination, and (iv) subsidized health plan continuation coverage premiums for up to 12 months, subject in each case to Mr. Asarpota’s execution and non-revocation of a separation agreement and general release of claims. In the event of a Qualifying Termination during the 24-month period following a change in control (as defined in the Employment Agreement), the Employment Agreement provides for severance payments and benefits consisting of: (i) any earned but unpaid bonus for the fiscal year prior to the year in which termination occurs, (ii) a pro-rata portion of his annual target bonus for the year in which termination occurs, (iii) two times the sum of his annual base salary plus target bonus for the year in which termination occurs, payable in a lump sum, (iv) subsidized health plan continuation coverage premiums for up to 24 months and (v) full vesting of any then-unvested time-vesting awards, subject in each case to Mr. Asarpota’s execution and non-revocation of a separation agreement and general release of claims.

The Employment Agreement also contains confidentiality and assignment of inventions provisions and certain restrictive covenants, including a non-competition covenant covering the period during which Mr. Asarpota is employed by the Company and a non-solicitation covenant covering the period during which Mr. Asarpota is employed by the Company and for one year thereafter.

The foregoing description of the material terms of the Employment Agreement and the Equity Awards is not complete and is qualified in its entirety by the full text of the Employment Agreement, including the equity award agreements attached thereto, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Asarpota will also enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2025.

Item 7.01	Regulation FD Disclosure.

On June 25, 2025, the Company issued a press release announcing the appointment of Mr. Asarpota as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of June 30, 2025, among Maravai LifeSciences Holdings, Inc., Maravai Intermediate Holdings, LLC and Rajesh Asarpota.

99.1	Press Release dated June 25, 2025.*

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: June 25, 2025
	By:	/s/ Kurt Oreshack
	Name:	Kurt Oreshack
	Title:	General Counsel and Secretary